Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S‑8 (No. 333-151149, 333-117395, 333-64256, 333-41247, 033-90972, and 033-43174) and Form S-3 (No. 333-98041 and 333-63890) of WD-40 Company of our report dated October 22, 2018 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP

San Diego, California
October 22,  2018